UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2011
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2011, the Registrant entered into a consulting services contract (“Consulting Contract”) with Ms. Terri Eggert pursuant to her appointment as interim Chief Financial Officer of the Registrant.  Pursuant to the terms of the Consulting Contract, Ms. Eggert is to be compensated at a rate of US$21,000 per month plus normal expenses associated with the performance of her duties as interim Chief Financial Officer.  The Consulting Contract is effective as of May 18, 2011 and will remain in effect until September 18, 2011.

The foregoing description of the Consulting Contract is qualified in its entirety by reference to the Consulting Contract, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2011, Ms. Terri Eggert was appointed as interim Chief Financial Officer of the Registrant.

Ms. Eggert previously assisted us with our first quarter 2011 public reporting and certain other financial functions.  Since September 2010, Ms. Eggert has been providing critical financing and reporting services to various Colorado-based entities in their efforts to raise capital and complete business combinations.  Previously, she served as Vice President of Finance from September 2009 to August 2010 and as Chief Accounting Officer from March 2010 to August 2010 for Cloud Peak Energy, Inc., the third largest producer of coal in the U.S.  Prior to that, she served as Assistant Controller from January 2007 until July 2009 for Ball Corporation, a supplier of high-quality metal and plastic packaging for beverage, food and household products customers, and of aerospace and other technologies and services.  Prior to that, Ms. Eggert worked for Molson Coors Brewing Company as its Director of Accounting Processes from June 2001 until January 2007, as its Director of Corporate Accounting from June 1997 through June 2001 and as its Manager of Technical Accounting from December 1996 until June 1997.  Ms. Eggert worked for the accounting firms Deloitte & Touche and KPMG prior to joining Molson Coors Brewing Company.  Ms. Eggert received her Bachelor of Science degree in accounting from the University of Wyoming and is a certified public accountant.

Ms. Eggert is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Ms. Eggert or a person related to Ms. Eggert had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Ms. Eggert pursuant to which he was selected to serve as an officer.

The Registrant and Ms. Eggert entered into an agreement relating to her compensation as interim Chief Financial Officer of the Registrants.  See “Item 1.01 – Entry into a Material Definitive Agreement” above for a description of the agreement, which description is hereby incorporated by reference.

On May 18, 2011, Mr. Greg Marlier stepped down as Chief Financial Officer of the Registrant.

Item 7.01  Regulation FD

On May 18, 2011, the Registrant issued a press release announcing the appointment of Ms. Terri Eggert as Interim Chief Financial Officer of the Corporation.  Ms. Eggert replaces our former Chief Financial Officer, Mr. Greg Marlier, who is no longer with the Corporation.  The Corporation’s Board of Directors is in the process of conducting a search for a candidate to fill the position of Chief Financial on a permanent basis. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1	Consulting Contract with Terri Eggert, dated May 18, 2011
99.1	Press Release dated May 18, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: May 20, 2011	By: /s/Mike Richings Mike Richings Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Contract with Terri Eggert, dated May 18, 2011
99.1	Press Release dated May 18, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.